Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Amendment No. 2 to Form S-1of Heatwurx, Inc. of our report dated March 14, 2013, relating to our audits of the financial statements of Heatwurx, Inc., appearing in the Prospectus, which is a part of such Registration Statement. Our report dated March 14, 2013, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Irvine, California

March 14, 2013